Exhibit 23

PricewaterhouseCoopers LLP


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this filing on Form 11-K of our report dated May 1, 1998, which appears on page 37 of the 1998 Annual Report to Shareholders of The Earthgrains Company, which is incorporated by reference in The Earthgrains Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

/S/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP

St. Louis, Missouri
January 11, 1999

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